Exhibit 10.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of: Commerce Bank, National Association Philadelphia, Pennsylvania	) ) AA-EC-07-44 ) )

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiners and other staff, is conducting an investigation of Commerce Bank, National Association, Philadelphia, Pennsylvania (“Bank”); and

WHEREAS, information obtained in the investigation indicates that it is necessary and appropriate for the Comptroller to issue a cease and desist order pursuant to 12 U.S.C. § 1818(b) to ensure that actual or apparent conflicts of interest or unsafe or unsound practices involving the construction or acquisition of branch offices do not occur in the future; and

WHEREAS, certain issues arising from the investigation have been communicated to the Bank; and

WHEREAS, the Bank, by and through its duly elected and acting Board of Directors (“Board”), in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated June 28, 2007 (“Order”); and

THEREFORE, in consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

Jurisdiction

  (1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 etseq.

  (2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

  (3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

ARTICLE II

Agreement

  (1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

  (2) The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

  (3) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

ARTICLE III

Waivers

  (4) The Bank, by signing this Stipulation and Consent, hereby waives:

  (a) the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

  (b) any and all procedural rights available in connection with the issuance of the Order;

  (c) all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19;

  (d) all rights to seek any type of administrative or judicial review of the Order; and

  (e) any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

Other Action

  (5) The Bank further agrees not to take any action or to make, nor permit any Bank officer, director, employee, or agent to take any action or to make, any public statement denying, directly or indirectly, the specific acts, omissions, or violations referenced in this Order or otherwise creating the impression that this Order is without factual basis, other than in defense to any charges made in any administrative, criminal, or civil proceeding.

  (6) The Bank understands and agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank, or any of its Institution-Affiliated Parties if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

  (7) This Stipulation may be executed in counterparts by the Directors of the Bank after approval of its execution at a duly called board meeting.

  IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

Timothy W. Long Senior Deputy Comptroller Mid-Size/Community Bank Supervision	Date

      IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

Jack R. Bershad	Date
Joseph E. Buckelew	Date

Donald T. DiFrancesco	Date
Nicholas A. Giordano	Date
Morton N. Kerr	Date
Steven M. Lewis	Date
John K. Lloyd	Date
George E. Norcross, III	Date
Daniel J. Ragone	Date
William A. Schwartz, Jr.	Date
Joseph T. Tarquini, Jr.	Date
Joseph S. Vassalluzzo	Date